EXHIBIT 16.1

October 24, 2013

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N. W.
Washington, DC 20549

Re:  China Tianfeihong Wine, Inc.
SEC File No. 333-169494

Dear Sirs:

We have received a copy of and are in agreement with the statements being made by China Tianfeihong Wine, Inc. in Item 4.01 of its Form 8-K dated October 23, 2013 , insofar as they related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

MaloneBailey, LLP